UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KEURIG GREEN MOUNTAIN, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

As previously disclosed by Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), in Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2016, a putative class action lawsuit (Berger v. Keurig Green Mountain, Inc., et al., Case No. 11815-CB) was filed in the Court of Chancery of the State of Delaware against the Company, the members of the board of directors of the Company (the “Company Board”), Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“Parent”), Maple Holdings Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Acquisition Sub”), JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (“JAB”), and JAB Holding Company S.á r.l., a private limited liability company incorporated under the laws of Luxembourg (“JAB Holding”), in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 6, 2015 (the “Merger Agreement”), by and among the Company, Parent, Acquisition Sub and, solely for purposes of Article IX of the Merger Agreement, JAB.

From December 21, 2015 through January 19, 2016, three additional putative class action lawsuits (Kaufmann v. Keurig Green Mountain, Inc., et al., Case No. 11826-CB, Restivo v. Keurig Green Mountain, Inc., et al., Case No. 11840-CB and Chapel v. Keurig Green Mountain, Inc., et al., Case No. 11911-CB), were filed in the Court of Chancery of the State of Delaware against the Company, the members of the Company Board, Parent, Acquisition Sub and JAB.

The parties to the Merger Agreement believe that no further disclosure is required to supplement the Company’s definitive proxy statement filed with the SEC on January 12, 2016 (the “Proxy Statement”) under applicable laws.  However, to avoid the risk that the Delaware litigation described above may delay or otherwise adversely affect the consummation of the transactions contemplated by the Merger Agreement, the Company hereby makes the supplemental disclosures to the Proxy Statement set forth below.

The supplemental disclosures to the Proxy Statement set forth below should be read alongside the Proxy Statement, and to the extent that information set forth below differs from information contained in the Proxy Statement, the information set forth below shall supersede such information contained in the Proxy Statement.  Except as otherwise set forth below, the information set forth in the Proxy Statement remains unchanged and is incorporated herein by reference as relevant to the items set forth below.  Defined terms used in the supplemental disclosures but not otherwise defined above with respect to the supplemental disclosures to the Proxy Statement have the meanings set forth in the Proxy Statement.

Supplements to the Proxy Statement

The following disclosure is inserted as a standalone paragraph immediately preceding the last paragraph on page 29 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

Also on September 11, 2015, during a meeting between representatives of Party X and Keurig to discuss the commercial relationship between the parties, a representative of Party X stated that Party X was not interested in pursuing an acquisition of Keurig.

The following disclosure supplements and replaces the phrase “During the meeting” in the second sentence of the second paragraph on page 30 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

During the meeting, Messrs. Goudet and Harf provided an overview of JAB Holding’s business philosophy.  The JAB Holding representatives noted that JAB Holding generally does not integrate its portfolio businesses and that it may or may not retain existing management of those businesses depending on the particular circumstances.  The JAB Holding representatives also noted that JAB Holding typically encourages management of its portfolio companies to invest alongside it.

Also, during the October 15, 2015 meeting,

The following disclosure is inserted as a standalone paragraph immediately following the third paragraph on page 35 of the Proxy Statement in the section entitled “The Merger—Background of the Merger”:

JAB Holding representatives and Mr. Kelley had previously agreed that while JAB Holding and Keurig were negotiating the terms of any proposed transaction, the parties would not discuss JAB Holding’s intentions with respect to any role that Mr. Kelley or any other member of Keurig’s existing management might have if a transaction with JAB Holding were to occur, or whether Mr. Kelley or any other member of Keurig’s existing management would be requested or permitted to invest in Keurig post-closing. During the December 6, 2015 Board meeting, Mr. Kelley confirmed to the Board that neither he nor any member of management had engaged in any discussions about a post-closing role with Keurig, nor a rollover of their equity positions.

The following disclosure supplements and replaces the phrase “As of the date of this proxy statement” in the first sentence of the second paragraph on page 67 of the Proxy Statement in the section entitled “The Merger—Interests of Directors and Executive Officers in the Merger—New Employment Arrangements”:

In the press release announcing the merger, Keurig conveyed that, notwithstanding the acquisition of Keurig by Acorn, a Netherlands-based concern, Keurig would continue to be operated independently in Vermont by its own management team and employees.  Drafts of that press release and other communications documents containing similar language were shared by JAB Holding with Keurig beginning on December 3, 2015.  However, as of the date of this supplement to the proxy statement,

Additional Information Regarding the Transaction and Where to Find It

This communication is being made in respect of the proposed merger transaction involving the Company, Parent and Acquisition Sub.  The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration.  In connection therewith, the Company filed the Proxy Statement with the SEC on January 12, 2016 and intends to file further relevant materials with the SEC.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT

DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders may obtain free copies of the Proxy Statement, any amendments or supplements thereto and other documents containing important information about the Company, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.KeurigGreenMountain.com under the heading “SEC Filings” within the “Financial Information” section in the “Investors” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the Proxy Statement and any filings with the SEC that are incorporated by reference in the Proxy Statement by contacting the Company’s Investor Relations Department at (646) 762-8095.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of the Company is set forth in its annual report on Form 10-K for the fiscal year ended September 26, 2015, which was filed with the SEC on November 19, 2015 and amended on January 22, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and may be available in other relevant materials to be filed with the SEC when they become available.